                                                                    Exhibit 23.5

                    CONSENT OF INDEPENDENT FINANCIAL ADVISOR

         We hereby consent to the inclusion of the opinion of McConnell, Budd & Romano, Inc. as Annex B to the Amendment No. 1 to the Form S-4 Registration Statement of Interchange Financial Services Corporation ("Interchange") to be filed with the Securities and Exchange Commission in connection with the proposed acquisition of Bridge View Bancorp by Interchange and to the references to the work completed by our firm as independent financial advisor to Interchange in the text of the related joint proxy statement-prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such registration statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              McConnell, Budd & Romano, Inc.

                                              /s/ McConnell, Budd & Romano, Inc.

                                              Date: March 24, 2003